SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2009

Commission File Number: 0-21092

OCTuS Inc.
(Exact name of registrant as specified in its charter)

Nevada	33-0013439
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

803 Second Street, Suite 303, Davis CA 95616
(Address of principal executive offices) (Zip Code)

(530) 564-0200
(Registrant's Telephone Number, Including Area Code)

(Former name and address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CF1R 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Entry into a Material Definitive Agreement, Unregistered Sale of Equity Securities

Item 1.01. Entry into a Material Definitive Agreement.

On December 6, 2009, we entered into a Reserve Equity Financing Agreement ("REF") with AGS Capital Group, LLC ("AGS"), pursuant to which AGS committed to purchase, from time to time over a period of two years, shares of our common stock for cash consideration up to $5,000,000, subject to certain conditions and limitations. In connection with the REF, we also entered into a registration rights agreement with AGS, dated December 6, 2009.

The following is a summary of the REF and the registration rights agreement, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which are attached as an exhibit to this Current Report on Form 8-K. Readers should review those agreements for a complete understanding of the terms and conditions associated with this financing. The provisions of the REF and registration rights agreement, including without limitation the representations and warranties contained therein, are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company's reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Reserve Equity Financing Agreement

For a period of 24 months from the effectiveness of a registration statement filed pursuant to the registration rights agreement (the "Registration Statement"), we may, from time to time, at our discretion, and subject to certain conditions that we must satisfy, draw down funds under the REF by selling shares of our common stock to AGS. The purchase price of these shares will be 92% of the "VWAP" of the common stock during the five consecutive trading days after we give AGS a notice of an advance of funds (an "Advance") under the REF (the "Pricing Period"). "VWAP" generally means, as of any date, the daily dollar volume weighted average price of our common stock as reported by Bloomberg, L.P. or comparable financial news service. The amount of an Advance will automatically be reduced by 50% if on any day during the Pricing Period, the VWAP for that day does not meet or exceed 85% of the VWAP for the five trading days prior to the notice of Advance (the "Floor Price"). We also will issue unregistered shares of our common stock to AGS equaling 10% of the shares issued in each Advance. The REF does not prohibit the Company from raising additional debt or equity financings, other than financings similar to the REF.

Our ability to require AGS to purchase our common stock is subject to various limitations. The maximum amount of each Advance is 50% of the average daily trading volume for the five days immediately preceding the notice of Advance, as reported by Bloomberg or comparable financial news service (the "Maximum Advance Amount"). In addition, unless AGS agrees otherwise, a minimum of five calendar days must elapse between each notice of Advance.

In addition, before AGS is obligated to buy any shares of our common stock pursuant to a notice of Advance, the following conditions, none of which is in AGS's control, must be met:

� The Company shall have filed with the SEC a Registration Statement with respect to the resale of the shares of common stock issued to AGS in accordance with and subject to the terms of the registration rights agreement.

� The Company shall have obtained all permits and qualifications required by any applicable state in accordance with the registration rights agreement for the offer and sale of the shares of common stock, or shall have the availability of exemptions therefrom. The sale and issuance of the shares of common stock shall be legally permitted by all laws and regulations to which the Company is subject.

� There shall not be any fundamental changes to the information set forth in the Registration Statement which are not already reflected in a post-effective amendment to the Registration Statement.

� The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the REF agreement and the registration rights agreement to be performed, satisfied or complied with by the Company.

� No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the REF agreement, and no proceeding shall have been commenced that may have the effect of prohibiting the consummation of or materially modify or delay any of the transactions contemplated by the REF Agreement.

� The common stock is trading on a principal market (as defined in the REF, and including the OTC Bulletin Board). The trading of the common stock is not suspended by the SEC or the principal market. The issuance of shares of common stock with respect to the applicable closing will not violate the shareholder approval requirements of the principal market. The Company shall not have received any notice threatening the continued quotation of the common stock on the principal market and the Company shall have no knowledge of any event that would be more likely than not to have the effect of causing the common stock to not be trading or quoted on a principal market.

� The amount of an Advance shall not exceed the Maximum Advance Amount. In no event shall the number of shares issuable to AGS pursuant to an Advance cause the aggregate number of shares of common stock beneficially owned by AGS and its affiliates to exceed 9.99% of the then outstanding shares of common stock of the Company ("Ownership Limitation"). Any portion of an Advance that would cause AGS exceed the Ownership Limitation shall automatically be withdrawn. For the purposes of this provision, beneficial ownership is calculated in accordance with Section 13(d) of the Exchange Act.

� The Company has no knowledge of any event which would be more likely than not to have the effect of causing such Registration Statement to be suspended or otherwise ineffective at Closing.

� AGS shall have received an Advance notice executed by an officer of the Company and the representations contained in such Advance notice shall be true and correct.

There is no guarantee that we will be able to meet the foregoing conditions or any other conditions under the REF agreement or that we will be able to draw down any portion of the amounts available under the REF.

There is no contractual limit to the number of shares that we may be required to issue to obtain funds from the REF as it is dependent upon our share price, which varies from day to day. If we draw down amounts under the REF when our share price is decreasing, we will need to issue more shares to raise the same amount than if our stock price was higher. This could cause downward pressure on the price of our common stock.

The REF contains representations and warranties of the Company and AGS that are typical for transactions of this type. AGS agreed that during the term of the REF, neither AGS nor any of its affiliates, nor any entity managed or controlled by it, will, or cause or assist any person to, enter into or execute any short sale of any shares of our common stock as defined in Regulation SHO promulgated under the Exchange Act. The representations and warranties made by the Company in the REF are qualified by reference to certain exceptions contained in disclosure schedules delivered to AGS. The REF also contains a variety of covenants on the part of the Company which are typical for transactions of this type, as well as the obligation, without the prior written consent of AGS, not to enter into any other equity line of credit agreement with a third party during the term of the REF.

The REF obligates the Company to indemnify AGS for certain losses resulting from a misrepresentation or breach of any representation or warranty made by the Company or breach of any obligation of the Company. AGS also indemnifies the Company for similar matters.

The Company paid no fees, and is not obligated to pay any fees in the future, in connection with the REF, other than a due diligence fee of $10,000, which will be paid at the date of the first draw.

The Company may terminate the REF effective upon fifteen trading days' prior written notice to AGS; provided that (i) there are no Advances outstanding, and (ii) the Company has paid all amounts owed to AGS pursuant to the REF. AGS is obligated to make an Advance to the Company pursuant to the REF within 15 days of such request by the Company.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1 Reserve Equity Financing Agreement, dated December 6, 2009, by and between AGS Capital Group, LLC and Octus, Inc.

99.2 Registration Rights Agreement, dated December 6, 2009, by and between AGS Capital Group, LLC and Octus, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OCTuS Inc.

Date: December 9, 2009	By:	/s/ Christian J. Soderquist
Christian J. Soderquist Chief Executive Officer